Calculation of Filing Fee Tables
S-8
CareDx, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	CareDx, Inc. 2024 Equity Incentive Plan Common Stock, par value $0.001 per share	Other	1,600,000	$ 36.10	$ 57,760,000.00	0.0001381	$ 7,976.66
2	Equity	CareDx, Inc. 2025 Inducement Plan Common Stock, par value $0.001 per share	Other	400,000	$ 36.10	$ 14,440,000.00	0.0001381	$ 1,994.16
3	Equity	CareDx, Inc. 2014 Employee Stock Purchase Plan Common Stock, par value $0.001 per share	Other	267,800	$ 30.69	$ 8,218,782.00	0.0001381	$ 1,135.01
Total Offering Amounts:						$ 80,418,782.00		$ 11,105.83
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,105.83
Offering Note
[1]	Represents the number of additional shares of common stock, $0.001 par value per share (the "Common Stock"), of CareDx, Inc. (the "Registrant") reserved for issuance under the CareDx, Inc. 2024 Equity Incentive Plan, as amended by Amendment No. 1, dated as of April 23, 2025, and as amended by Amendment No. 2, dated as of April 21, 2026 (the "2024 Plan"), as approved by the Registrant's stockholders on June 11, 2026. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2024 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of $36.10 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on July 28, 2026, a date within five business days prior to the filing of this Registration Statement.

[2]	Represents the number of additional shares of Common Stock reserved for issuance under the CareDx, Inc. 2025 Inducement Plan, as amended by Amendment No. 1 (the "2025 Inducement Plan"), pursuant to Amendment No. 1 thereto. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the 2025 Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of $36.10 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on July 28, 2026, a date within five business days prior to the filing of this Registration Statement.

[3]	Represents the number of additional shares of Common Stock reserved for issuance under the CareDx, Inc. 2014 Employee Stock Purchase Plan, as amended (the "ESPP"), pursuant to the evergreen provisions thereof. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the ESPP by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of 85% of $36.10 per share, the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on July 28, 2026, a date within five business days prior to the filing of this Registration Statement. Pursuant to the ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the lower of the fair market value of the Common Stock on (a) the first trading day of the applicable offering period, or (b) the applicable exercise date.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources